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                                                                       EXHIBIT 3
                             NAI TECHNOLOGIES, INC.

                          REGISTRATION RIGHTS AGREEMENT

                  THIS   REGISTRATION    RIGHTS   AGREEMENT   is   between   NAI
TECHNOLOGIES, INC., a New York corporation (the "Company"), and the person or persons executing this Agreement.

                                    RECITALS:

                  In consideration of the purchase by you on the date hereof of certain securities of the Company to be offered in units (the "Units"), which Units include (i) $1,000 principal amount of the Company's 12% Convertible Subordinated Promissory Notes due 2001 (the "Notes"), convertible at the option of the holder at any time into 500 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), upon the terms and conditions, and subject to the adjustments, set forth in such Notes, and (ii) a warrant (the "Warrant") entitling the holder to purchase 250 shares of Common Stock upon the terms and conditions, and subject to the adjustments, set forth in such Warrants, pursuant to a Confidential Private Placement Memorandum, dated December 15, 1995, as supplemented (the "Memorandum"), and as an inducement to you to consummate the transactions contemplated by the Memorandum, the Company hereby covenants and agrees with you, and with each subsequent holder of Registrable Securities (as such term is defined below), as follows:

                  1. Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings ascribed to them:

                  (a) "Additional  Interest" shall have the meaning set forth in
Section 2(c) hereof.

                  (b) "Agreement" shall mean this Registration Rights Agreement, as the same may be amended, modified or supplemented from time to time.

                  (c) "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency then administering the Securities Act and the Exchange Act.

                  (d)  "Effectiveness  Period"  shall have  meaning set forth in
Section 2(a) hereof.

                  (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  (f) "Expiration Date" shall mean December 31, 2005.



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                  (g) "Holder" shall mean the Holder, for so long as it owns any
Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

                  (h) "Person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or agency or political subdivision thereof.

                  (i) "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the prospectus, including any post-effective amendments and all materials incorporated by reference in the prospectus.

                  (j) "Registrable Securities" shall mean (i) the Notes, (ii) the Warrants, (iii) the shares of Common Stock issuable upon conversion of the Notes, (iv) the shares of Common Stock issuable upon exercise of the Warrants and (v) any securities issued in exchange for or substitution of any thereof or as a result of a stock split or combination or as a dividend or other distribution  in  respect  of  any  thereof.  As to any  particular  Registrable
Securities, once issued, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) they shall have been disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force (and the holders of Registrable Securities shall have received an opinion of independent counsel for the Company reasonably satisfactory to such holders to the foregoing effects), or (D) they shall have ceased to be outstanding. Subject to this
Section 1(g), Registrable Securities, if transferred, will remain Registrable Securities for the purposes of this Agreement.

                  (k) "Registration Expenses" shall mean all of the costs and expenses of each registration hereunder, and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, National Association of Securities Dealers (NASD) fees for review of underwriting agreements, printing expenses (including expenses of printing the Prospectus), messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which the Shares are then listed or proposed to be listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or cold comfort letters required by or incidental to such performance), Securities Act liabilities insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection

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with such  Registration,  reasonable fees and expenses of one counsel (who shall be selected by a majority of the holders of Registrable Securities) for the holders of Registrable Securities incurred in connection with each Registration hereunder and any reasonable out-of-pocket expenses of such holders (or the agents who manage any such holder's accounts) excluding any travel costs and counsel fees except as set forth above (but not including any underwriting fees,
discounts  or  commissions   attributable   to  the  sale  of  the   Registrable
Securities).

                  (l) "Registration Statement" shall have the meaning assigned to such term in Section 5(a) of this Agreement.

                  (m) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  (n) "Shares" shall mean shares of Common Stock, as constituted on the date hereof, and any securities into which such shares may thereafter be changed.

                  (o) "Shelf Registration" shall mean a registration effected pursuant to Section 2(a) hereof.

                  (p) "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  2. Required Registration Under the Securities Act.

                  (a) The Company shall, for the benefit of the holders of Registrable Securities, at the Company's cost, file with the Commission on or prior to the later of (i) ninety (90) days after the initial closing of the private placement in which the Units are sold in accordance with the Memorandum (the "Closing") or (ii) March 31, 1996, a Shelf Registration Statement providing for the sale by the holders of all the Registrable Securities, and shall use its best efforts to have such Shelf Registration Statement declared effective by the Commission as soon as practicable and, in any event, within 60 days thereafter. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective for a period of three years after the date of effectiveness (the "Effectiveness Period"). The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration, except for up to 250,000 shares of Common Stock held by the Bank Lenders (as such term is defined in the Memorandum) and up to 363,636 shares of Common Stock held by Active Investors II, Ltd. The Company further agrees, if necessary or appropriate, to supplement or

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amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.

                  (b) Effective Registration Statement. A Shelf Registration Statement pursuant to Section 2(a) above will not be deemed to have become effective unless it has been declared effective by the Commission; provided that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used its reasonable efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being effective or in the holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period.

                  (c) Additional Interest. In the event that either (i) a Shelf Registration Statement is not filed with the Commission on or prior to the later of the 90th day after the Closing or March 31, 1996 (the "Filing Date"), or (ii) a Shelf Registration Statement is not declared effective on or prior to the 60th day after the Filing Date, the interest rate borne by the Notes shall be increased (the "Additional Interest") by one percent per annum from and including the 91st day after the Closing in the case of clause (i) above and from and including the 61st day after the Filing Date in the case of clause (ii) above and shall increase by an additional one percent per annum for each 90-day period (or portion thereof) that any Additional Interest continues to accrue pursuant to this Section 2(c); provided that the aggregate increase in such interest rate pursuant to this Section 2(c) will in no event (other than as stated in the succeeding proviso) exceed five percent (5%) per annum, and provided, further, that the interest rate shall increase to eighteen percent (18%) in the event the Shelf Registration Statement is not effective nine months after the Closing. Upon (x) the filing of a Shelf Registration Statement in the case of clause (i) above or (y) the effectiveness of a Shelf Registration Statement in the case of clause (ii) above, and provided that none of the conditions set forth in clauses (i) or (ii) above continues to exist, the interest rate borne by the Notes from the date of such filing or effectiveness, as the case may be, will be reduced to the original interest rate.

                  In the event that the Shelf Registration Statement has been declared effective and subsequently ceases to be effective prior to the end of the Effectiveness Period, for a period in excess of 10 days, whether or not consecutive, in any given year, then, the interest rate borne by the Notes shall be increased by an additional one percent per annum on the 11th day in the applicable year such Shelf Registration Statement ceases to be effective and thereafter by an additional one percent per annum for each additional 90 days that such Shelf Registration Statement is not effective, subject to the same provisions with respect to the increase in the

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interest  rate  referred to above;  provided that the interest rate borne by the
Notes will not be increased if the Registrable Securities are otherwise freely tradeable pursuant to Rule 144 under the Securities Act. Upon the effectiveness of a Shelf Registration Statement, the interest rate borne by the Notes shall be reduced to their original interest rate unless and until increased as described in this paragraph.

                  The Company shall notify Commonwealth Associates within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). The Additional Interest due shall be payable on each interest payment date to the record holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Notes. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

                  (d) Specific Enforcement. Without limiting the remedies available to the holders of Registrable Securities, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to such holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any such holder of Registrable Securities may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) hereof.

                  3.       Piggyback Registration Rights.

                  (a) Right to  Piggyback.  Whenever  the  Company  proposes  to register any Shares (or securities convertible into or exchangeable or exercisable for Shares) under the Securities Act, at any time on or before the Expiration Date, for its own account or for the account of other Persons exercising demand registration rights other than (i) pursuant to Section 4 below or (ii) under a Registration Statement on Form S-4, Form S-8 or any successor form filed in connection with an exchange offer or an offering of securities solely to the Company's existing employees or security holders (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a Registration and will use its best efforts, subject to Section 3(b) below, to include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within thirty (30) days after the receipt of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for Registration has been received will be registered by the Company and offered to the public on the same terms and subject to the same conditions applicable to the Piggyback Registration to be sold by the Company or by the other Persons selling under such Piggyback Registration.

                  (b) Priority on Piggyback Registrations. If a Piggyback Registration relates to an underwritten offering and the managing underwriter or underwriters advise the Company in writing that in its or their opinion the number of securities proposed to be sold in a Piggyback Registration exceeds the number which can be sold in such offering within a price

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range  acceptable  to  the  Company  or  the  other  Persons  exercising  demand registration rights, the Company will include in such Piggyback Registration the number of securities which, in the opinion of such underwriter or underwriters, can be sold within such price range, which securities shall be allocated as follows: (w) first, the securities proposed to be sold by other Persons exercising demand registration rights granted on or prior to the date hereof,
(x) second, so long as the Senior Indebtedness (as defined in the Memorandum) remains outstanding, up to an aggregate of 250,000 shares of Common Stock held by the Bank Lenders, provided, that such priority shall be effective for up to only two such Piggyback Registration opportunities, (y) third, Registrable Securities held by the Holder and requested to be included in such Piggyback Registration, together with any other securities requested to be included in such Piggyback Registration by other holders, pro rata among the Holder and the other holders of Registrable Securities (on the basis of the amount of Registrable Securities then owned by each such holder) requested to be included in such Piggyback Registration, and (z) fourth, the securities the Company proposes to sell.

                  (c) Underwriting. If a Piggyback Registration for which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder in the notice given pursuant to Section 3(a), which notice shall include the name of the managing underwriter or underwriters.

                  4.       Demand Registration Rights.

                  (a) Right to Demand. At any time on or before the Expiration Date, the holders of not less than a majority of the Registrable Securities then outstanding may make up to two written requests (provided in each case such holders have not registered Registrable Securities pursuant to Section 2 or 3 above within 120 days prior to such request) to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of not less than $250,000 of the Registrable Securities (a "Demand Registration"). Within ten (10) days after receipt of such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities, and, subject to the priority provisions set forth in Section 4(b) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within thirty (30) days after the Company gives such notice. Unless expressly agreed to by the Holder, no securities of the Company or of any other Person other than Registrable Securities shall be included in a Demand Registration except pursuant to the exercise of any piggyback registration rights granted on or prior to the date hereof. Except as otherwise provided herein, a registration will not count as a Demand Registration until it has become effective and the holders of the Registrable Securities included in such registration are legally permitted to sell all of their Registrable Securities that are requested to be so included unless the holders of Registrable Securities included in such Demand Registration fail to take such actions as are required on their part to cause the registration to become effective, in which case such registration shall count as a Demand Registration.


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                  (b)  Priority  on  Demand   Registrations.   If  the  managing
underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering, the Company will include in such Demand Registration only the number of securities which, in the opinion of such underwriter or underwriters, can be sold in such offering which securities shall be allocated on a pro rata basis among the Registrable Securities and such other securities requested to be included in such Demand Registration pursuant to the exercise of any piggyback registration rights granted on or prior to the date hereof.

                  (c) Selection of Underwriters. If any Demand Registration is an underwritten offering, a majority in interest of the Holders will select a managing underwriter or underwriters to administer the offering which managing underwriter or underwriters shall be of nationally recognized standing and shall be reasonably acceptable to the Company; provided, however, that the holders of Registrable Securities acknowledge that Commonwealth Associates has a right of first refusal to act as underwriter in connection with any offering of Common Stock if the terms offered by Commonwealth Associates are comparable to those being offered by other investment banking firms to similarly-situated companies, and hereby consent to the use of Commonwealth Associates as underwriter in connection with any Demand Registration.

                  5. Registration Procedures. With respect to any Registration pursuant to the exercise of rights provided by Sections 2, 3 and 4 of this Agreement, the Company will (subject to Sections 2(a) and 12 hereof) promptly:

          (a) prepare and file with the Commission a Registration Statement (a "Registration Statement") which includes the Registrable Securities and use its best efforts to cause such Registration Statement to become effective as promptly as practicable; provided that before filing a Registration Statement or any amendments thereto or any Prospectus, the Company will furnish to one counsel selected by the holders of a majority of the Registrable Securities to be included and the underwriters, if any, draft copies of all such documents proposed to be filed at least five (5) business days prior thereto, which documents will be subject to the reasonable review of such counsel and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus to which a majority of such holders shall reasonably object (provided that nothing herein shall prevent the Company from making a timely filing of any report required to be filed by it pursuant to the Exchange Act in such form as it determines is appropriate) and will notify the holders of Registrable Securities of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than four (4) months (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn, but not prior to the expiration of any applicable period referred to in Section

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     4(3) of the Securities Act and Rule 174 thereunder,  if applicable, or such longer period pursuant to Section 2(a) hereof); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during
     the  applicable   period  in  accordance  with  the  intended   methods  of
     disposition by the sellers thereof set forth in such Registration Statement or Prospectus supplement;

          (c) furnish to each seller of Registrable Securities and the underwriter or underwriters, if any, at least one signed copy of the Registration Statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the Prospectus (including each preliminary Prospectus), and any documents incorporated by reference therein, as such seller or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such seller (it being understood that the Company consents to the use of the Prospectus by such seller and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus);

          (d) notify each seller of Registrable Securities at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and make available a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (e) use its best efforts to cause all Registrable Securities to be listed, by the date such Registrable Securities cease to be Registrable Securities as a result of Registration or otherwise, on each securities exchange or national quotation system on which the Shares are then listed or proposed to be listed, if any;

          (f) make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statement shall cover said 12-month period; provided, however, that in the event that the first day of the Company's first fiscal quarter commencing after the effective date of the Registration Statement shall also be the first day of the Company's fiscal year, such earnings statement shall be made generally available no later than 90 days after the end of such 12-month period;

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          (g) use its  best  efforts  to  obtain  the  withdrawal  of any  order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (h) if requested by the managing underwriter or underwriters or any holder of Registrable Securities, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such holder requests to be included therein with respect to the number of Registrable Securities being sold by such holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

          (i) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of such document to each holder of Registrable Securities;

          (j) on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the holders of a majority of the Registrable Securities, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as a majority of the such holders or underwriter reasonably requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to Section 5(b) hereof and to do any and all other acts or things necessary or advisable to permit the disposition in all such jurisdictions of the Registrable Securities covered by the applicable Registration Statement;

          (k) cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or any such holder may request;

          (l) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable such holder of Registrable Securities or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

          (m) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the Registrable

                                        9


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



     Securities being sold or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (n) make available for inspection by a representative of the sellers of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its direct and indirect subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence reasonably, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement; provided that the Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors unless
     (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, however, that any decision not to disclose information pursuant to clause (x) shall be made after consultation with counsel for the Company, and such representative of the sellers agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (o) use its best efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as a representative of the sellers of Registrable Securities reasonably request; and

          (p) furnish each seller of Registrable Securities with an opinion of its counsel (reasonably acceptable to such seller) to the effect that (i) such registration statement has become effective under the Securities Act and no order suspending the effectiveness of such registration statement, preventing or suspending the use of such registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the SEC instituted or threatened to institute any proceedings with respect to such an order, (ii) such registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Securities Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented except no opinion need be expressed as to the financial statements and related schedules, and counsel shall be entitled to rely on opinions of other counsel reasonably satisfactory to such sellers regarding matters of foreign law and intellectual property.


                                       10


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                  The Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d), will forthwith discontinue disposition of the Registrable Securities until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(d) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company all copies, other than permanent file copies then in the Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 5(b) shall be extended by the number of business days during the period from and including the date of the giving of such notice to and including the date when the Holder shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(d) or the Advice.

                  The Holder shall furnish to the Company such information regarding the Registrable Securities held by it and the intended method of disposition thereof and other information concerning the Holder as the Company shall reasonably request and as shall be required in connection with the Registration Statement to be filed by the Company.

                  6. Holdback Arrangements.

                  (a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, the Holder agrees not to effect any public sale or distribution of the securities being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during and not exceeding 180 days after the effective date of a Registration Statement relating to an underwritten Registration of Registrable Securities, as may be reasonably requested by the managing underwriter or underwriters, except as part of such Registration Statement.

                  (b) Restrictions on Public Sale by the Company. The Company agrees (x) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation involving the Company or a subsidiary thereof or the acquisition by the Company or a subsidiary thereof of the capital equity or substantially all of the assets of any other Person or with respect to any employee benefit or stock plan), during the fourteen (14) days prior to, and during such period not exceeding 180 days after the effective date of any Registration Statement except as part of such Registration Statement; and (y) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period described in (x) above, in each case including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except

                                       11


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



as part of any such registration, if permitted); provided, however, that the provision of this Section 6(b) shall not prevent the conversion or exchange of any securities pursuant to their terms as in effect prior to the commencement of such period into or for other securities.

                  (c) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effective any other registration of any of the Shares (or securities convertible into or exchangeable or exercisable for the Shares) under the Securities Act (except on Form S-4 or S-8 or any successor forms or filed in connection with an exchange offer or an offering of securities solely to the Company's existing employees or security holders), whether on its own or at the request of any holder or holders of the Shares (or securities convertible into or exchangeable or exercisable for the Shares), until a period of at least 120 days has elapsed from the effective date of such previous registration (provided that in the case of a Demand Registration such period shall commence on the date the Company is first served the notice of demand registration and shall continue until at least 180 days have elapsed from the effective date of such Demand Registration).

                  7. Indemnification; Contribution.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities and each of such holder's officers, directors and agents and each Person, if any, who controls a holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Indemnitee") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon information with respect to such Indemnitee furnished in writing to the Company by such Indemnitee expressly for use therein. It is agreed that the indemnification agreement contained in this
Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld). The Company also agrees to indemnify any underwriters on substantially the same basis as that of the indemnification of the holders of Registrable Securities provided in this
Section 7(a).


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                  (b) Conduct of Indemnification  Proceedings.  If any action or proceeding (including any governmental investigation) shall be brought or asserted against the holders of Registrable Securities (or its officers, directors or agents) or any Person controlling any such holder in respect of which indemnity may be sought from the Company, the Company shall be permitted to assume the defense of such claim, unless in the reasonable judgment of such Indemnitee a conflict of interest may exist between such Indemnitee and the Company with respect to such claim or differing or additional defenses may be available to such Indemnitee. If defense of a claim is assumed by the Company, Indemnitees shall not be liable for any settlement of such action or proceedings effected without their prior written consent. The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such claim or litigation. If the Company is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnitees as a group with respect to such claim in each jurisdiction in which a claim is brought, unless in the reasonable judgment of any Indemnitee a conflict of interest may exist between such Indemnitee and any other Indemnitee with respect to such claim or differing or additional defenses may be available to such Indemnitee, in which event the Company shall be obligated to pay the fees and expenses of such additional counsel. Each holder of Registrable Securities agrees to give prompt written notice to the Company after its receipt of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof made in writing for which such holder may claim indemnification or contribution pursuant to this Agreement; provided, however, that failure to give such notice shall not limit the Indemnitee's right to indemnification or contribution hereunder unless and to the extent that the Company did not otherwise learn of such action and such failure results in the forfeiture by it of substantial rights and defenses.

                  (c) Indemnification by the Holders. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, and its directors, officers and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder but only with respect to information furnished in writing by such holder with respect to such holder which contained a material misstatement of fact or omission of a material fact expressly for use in any Registration Statement or any amendment thereto or any Prospectus, or any preliminary Prospectus relating to the Registrable Securities. In case any action or proceeding shall be brought against the Company, each holder of Registrable Securities or any of such holder's respective directors, officers or agents, or any such controlling Person, in respect of which indemnity may be sought against such holder, such holder shall have the rights and duties given to the Company, and the Company, or its directors, officers or agents or such controlling Person, shall have the rights and duties given to such holder by Section 7(b).

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



                  (d) Contribution.  If the indemnification provided for in this
Section 7 is unavailable to the Company, the holders of Registrable Securities or the underwriters in respect to any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and indemnified parties in connection with such statements or omissions which resulted in the losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. For the purposes of this Section 7(d), each director of the Company, each officer who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                  8. Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten Registration hereunder (which shall be conducted in accordance with the provisions of Section 2, 3 or 4) unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in any customary underwriting arrangements (approved by the holders of Registrable Securities as provided herein) and (ii) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights; provided, however, such holder shall not be required to make representations or give indemnifications except with respect to information provided in writing by the holder of Registrable Securities concerning such holder and its plan of distribution.

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                  9.  Rule  144.  The  Company  covenants  that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the holders of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), that it will take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the holders of Registrable Securities, the Company will deliver to each such holder a written statement as to whether it has complied with the requirements of this Section 9.

                  10. Registration  Expenses.  The Registration Expenses related
to  the  Shelf  Registration,   first  Demand  Registration  and  any  Piggyback
Registration shall be borne solely by the Company.

                  11.      Stand-Off and Special Audit.

                  (a) Stand-Off. If at the time of any request for a Demand Registration pursuant to Section 4, the Company (i) is engaged or has fixed plans to engage, within thirty (30) days of the time of the request, in a registered public offering as to which the holders of Registrable Securities may, pursuant to Section 4, include all Registrable Securities proposed to be sold by them, and which in fact becomes effective within 90 days after the request, or (ii) is engaged in any other activity which, in the good faith determination of the Company's board of directors, would be adversely affected by the Demand Registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not to exceed six (6) months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, provided that each holder of Registrable Securities has had no other request delayed during the six months prior to such request.

                  (b) Provisions for Special Audit. In the event that a special audit of the Company's financial statements would be required to effect a Registration pursuant to Section 4, the Company shall promptly notify each holder of Registrable Securities that a special audit is required. In such event, such holders shall have the right to either (i) withdraw such request for Registration, in which case the request shall not count as a Demand Registration to which such holders are entitled under this Agreement or (ii) pay the expenses of conducting the special audit.

                  12. Public Trading Market. Until the earlier of (a) three (3) years after the date hereof or (b) the date on which there are no Registrable Securities, the Company shall use its best efforts to maintain a public trading market for its Shares.

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



                  13. Representations and Warranties of the Company.

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed, and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                  14. Miscellaneous.

                  (a) Other Registration Rights. Except as provided in the Memorandum, the Company does not have and shall not grant registration rights with respect to any securities of the Company to any Person that are superior to, or that adversely affect, the registration rights granted to the holders of Registrable Securities pursuant to this Agreement. The Company shall not enter into any agreement inconsistent with any of the provisions hereof.

                  (b) Amendments. This Agreement may not be amended without the written consent of the Company and a majority of the holders of Registrable Securities.

                  (c) Successors and Assigns. The Company may not sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a corporation which has succeeded to substantially all of the business and assets of the Company and has assumed in writing its obligations under this Agreement, and this Agreement shall be binding on the Company and such successor. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Holder and its successors and assigns. Without limiting the generality of the foregoing, any transferee of Registrable Securities shall have the rights set forth in this Agreement, and such rights shall be enforceable against the Company by such transferees as third-party beneficiaries.

                  (d) Notices. All notices and other communications provided for hereunder shall be given and shall be effective as provided in the Warrant.

                  (e) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

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



                  (f) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (i) Remedies. Without affecting the rights of holders of the Registrable Securities in any way pursuant to Section 2(d) hereof, the Company acknowledges that monetary damages will not be adequate compensation for any loss incurred by reason of a breach by it of the provisions hereof and agrees, to the fullest extent permitted by law, to waive the defense of adequacy of legal remedies in any action for specific performance hereof.

                  (j) Merger, etc. If, directly or indirectly, (i) the Company shall merge with and into, or consolidate with, any other Person, (ii) any Person shall merge with and into, or consolidate with, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Securities shall be changed into or exchanged for stock or other securities of any other Person, then, in each such case, proper provision shall be made so that such Person shall be bound by the provisions of this Agreement and the term "Company" shall thereafter be deemed to refer to such Person.

                  IN WITNESS WHEREOF, each of the undersigned has duly caused this Registration Rights Agreement to be signed on its behalf as of this 15th day of February 1996.


                                    NAI TECHNOLOGIES, INC.



                                    By: /s/ Richard A. Schneider
                                        ------------------------------------
                                        Name: Richard A. Schneider
                                        Title: Executive Vice President

                                   FOR INDIVIDUALS:


                                   /s/Charles S. Holmes
                                   ------------------------------------------
                                   Signature of Investor


                                   Charles S. Holmes
                                   ------------------------------------------
                                   Name of Investor (please print)

                                   117 Whites Lane
                                   Southampton, N.Y. 10068
                                   ------------------------------------------
                                   Residence Address (please print)


                                   FOR CORPORATIONS:



                                   ------------------------------------------
                                   Name of Corporation



                                   ------------------------------------------
                                   Executive Officer (please print)


                                   By:
                                       --------------------------------------
                                            Signature of Executive Officer


                                   FOR PARTNERSHIPS:



                                   ------------------------------------------
                                   Name of Partnership



                                   ------------------------------------------
                                   Name of partner (please print)


                                   By:
                                       --------------------------------------
                                               Signature of Partner